Exhibit 99.1

ACCESS Newswire Reports First Quarter 2026 Results

Average ARR and cashflow from operations continue to increase while Adjusted EBITDA remains positive

•	Average ARR for subscriptions per customer at the end of Q1 2026 was $12,803, up from $11,139 at the end of Q1 2025
•	Q1 2026 Adjusted EBITDA remained consistent at $564,000 compared to Q1 2025
•	Q1 2026 revenue decreased to $5.3M compared to $5.8M in Q4 2025 and $5.5M in Q1 2025
•	Gross margin decreased to 74% compared to 78% in Q1 2025
•	Cash flow from operations increased to $871,000 compared to $258,000 in Q4 2025 and $747,000 in Q1 2025

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS), a leading communications company, today reported its operating results for the three months ended March 31, 2026.

“Our Q1 results demonstrated evidence of the strength of our subscription foundation,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer. “We closed the quarter with 1,119 total subscriptions, adding 180 new subscribers during the period pushing average ARR subscription revenue per customer to $12,803 and posting improvement to overall average ARR per subscriber for the seventh out of the last eight quarters. Customer subscription retention reached 92% — up from the high 80s just a year ago — reflecting the real and measurable value our platform is delivering. In April, our new Social Monitoring platform addition started to generate a 20% ARR increase per upgrading subscriber, and we believe this momentum is just beginning.”

“Our financial discipline is translating into tangible results. Total operating costs not including depreciation and amortization declined $258,000, or 6%, year-over-year, and G&A expenses equaled $1.78 million in Q1 down $172,000 compared to the same period last year. This reduction didn’t come at the expense of growth investment; our product roadmap remains fully intact. We believe the operational structure we’ve built over the past 18 months gives us the flexibility to continue driving efficiency while accelerating platform development,” said Steven Knerr, ACCESS Newswire’s Chief Financial Officer.

Mr. Balbirnie continued, “We entered Q1 with a full new product suite in commercialization and the early results are exactly what we anticipated. ACCESS Verified, our AI-powered editorial assistant, is live and receiving positive customer feedback, delivering meaningful time savings and content confidence that no other wire service can match. Our dynamic MCP (Model Context Protocol) analytics report is live and already showing customers the difference between real-time and transparent performance intelligence reports compared to the legacy reports they have relied on for years. And lastly, we believe our new Social Monitoring platform addition will help us deliver on our ARR goals by the end of 2026.”

 First Quarter 2026 Highlights:

•	Revenue - Total revenue for Q1 2026 was $5.3M, a decrease of 8% compared to $5.8M in Q4 2025 and a decrease of 3% compared to $5.5M in Q1 2025. The decrease in revenue compared to the prior quarter is primarily due to a 2% decrease in volume from our core press release business and a decrease in revenue per release due to the type of release being issued. The decrease in revenue from Q1 2025 is due to a decrease in revenue from our ProPlan products due to customer attrition and webcasting and events business due to lower revenue from resellers.

•	Gross Margin - Gross margin for Q1 2026 was $4.0M, or 74% of revenue, compared to $4.5M, or 77% of revenue, in Q4 2025 and $4.3M, or 78% of revenue in Q1 2025. The decrease in gross margin is primarily due to lower revenue in Q1 2026 as compared to the other periods as well as an increase in distribution costs compared to Q1 2025.

•	Operating Loss - Operating loss was $0.7M for Q1 2026, consistent with Q1 2025. This was despite the decrease in gross margin and is due to lower operating expenses. The decrease in operating expenses is primarily due to lower bad debt expense, as well as, higher capitalized research and development costs related to the new products released during Q1 2026.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $0.6M, or $0.16 per diluted share, for Q1 2026, compared to $0.8M, or $0.20 per diluted share, for Q1 2025. The decrease in net loss from continuing operations was primarily related to a decrease in interest expense as a result of the pay down of outstanding debt in February 2025, as a result of the sale of the compliance business.

•	Non-GAAP Measures – EBITDA was breakeven for both Q1 2026 and 2025. Adjusted EBITDA was $0.6M, or 11% of revenue, for Q1 2026 compared to $0.6M, or 10% of revenue for Q1 2025. Non-GAAP net income for Q1 2026 was $0.4M, or $0.11 per diluted share, compared to $0.2M, or $0.05 per diluted share, during Q1 2025. Adjusted free cash flow was just under $1.0M for both Q1 2026 and Q1 2025.

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Key Performance Indicators:

•	As of March 31, 2026, we had 13,786 customers who had an active contract during the past twelve months.

•	Subscription customers increased during the quarter to 1,119, inclusive of 115 subscribers from our EDU platform as of March 31, 2026.

•	Average ARR for subscriptions per customer at the end of the quarter was $12,803 which does not include EDU customers, up from $11,139 as of March 31, 2025.

Non-GAAP Financial Measures

The non-GAAP adjustments referenced below and herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets. and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

Management believes that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income (loss) from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income (loss) from continuing operations per share is calculated by dividing non-GAAP net income (loss) from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net income (loss) from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, management generally allocates a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus management does not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. Management considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information below and herein are not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ’000’s, except per share amounts)
CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended March 31,
	2026	2025
	Amount	Amount

Net loss from continuing operations:	$(611)	$(765)
Adjustments:
Depreciation and amortization	716	742
Interest expense, net	38	204
Income tax benefit	(121)	(185)
EBITDA from continuing operations	22	(4)
Acquisition and/or integration costs (1)	–	129
Other non-recurring expenses (2)	278	236
Stock-based compensation expense (3)	264	203
Adjusted EBITDA from continuing operations:	$564	$564

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, incurred during the periods.
(2)	For the three months ended March 31, 2026, this adjustment reflects the gain on the change in fair value of our interest rate swap of $11,000 and non-recurring expenses of $289,000. For the three months ended March 31, 2025, this adjustment reflects the loss on the change in fair value of our interest rate swap of $69,000 as well as corporate re-brand costs of $132,000 and non-recurring accounting fees of $35,000.
(3)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

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CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended March 31,
	2026		2025
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(611)	$(0.16)	$(765)	$(0.20)
Adjustments:
Amortization of intangible assets(1)	621	0.16	630	0.16
Stock-based compensation expense(2)	264	0.07	203	0.05
Other unusual items(3)	278	0.07	365	0.09
Discrete items impacting income tax expense(4)	100	0.03	25	0.01
Tax impact of adjustments(5)	(244)	(0.06)	(252)	(0.06)
Non-GAAP net income from continuing operations:	$408	0.11	$206	$0.05
Weighted average number of common shares outstanding – diluted	3,860		3,843

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3)	For the three months ended March 31, 2026, this adjustment reflects the gain on the change in fair value of our interest rate swap of $11,000 and non-recurring expenses of $289,000. For the three months ended March 31, 2025, this adjustment reflects the loss on the change in fair value of our interest rate swap of $69,000, one-time corporate projects, including acquisition, divestiture and integration costs of $129,000, corporate re-brand costs of $132,000 and non-recurring accounting fees of $35,000.
(4)	This adjustment gives effect to discrete items that impact income tax expense. For the three months ended March 31, 2025, this relates to additional expense associated with vesting of stock-based compensation awards.
(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%. For the three months ended March 31, 2026 and 2025, this adjustment relates to additional income tax expense associated with exercise of stock awards.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended March 31,
	2026	2025

Net cash provided by operating activities (GAAP)	$871	$747
Payments for purchase of fixed assets and capitalized software	(108)	(35)
Free cash flow from continuing operations (Non-GAAP)	763	712
Cash paid for acquisition and integration related items (1)	–	87
Cash paid for other unusual items (2)	189	168
Adjusted free cash flow from continuing operations (Non-GAAP)	$952	$967

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, paid during the periods.
(2)	For the three months ended March 31, 2026, this related to payment of non-recurring expenses. For the three months ended March 31, 2025, this relates to payments related to our corporate re-brand and other non-recurring accounting fees.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	May 12, 2026
Time:	9:00 a.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	331210
Live Webcast:	https://www.webcaster5.com/Webcast/Page/2667/53957

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	53957
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

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Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, our belief that the momentum of our new Social Monitoring platform addition is just beginning, our belief the operational structure we’ve built over the past 18 months gives us the flexibility to continue driving efficiency while accelerating platform development and our belief our new Social Monitoring platform addition will help us deliver on our ARR goals by the end of 2026.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:

ACCESS Newswire Inc.
Brian R. Balbirnie
(919)-481-4000
brianb@accessnewswire.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,487	$3,025
Accounts receivable (net of allowance for credit losses of $1,317 and $1,336, respectively)	3,596	3,884
Other current assets	1,588	1,513
Total current assets	8,671	8,422
Capitalized software (net of accumulated amortization of $3,992 and $3,923, respectively)	858	828
Fixed assets (net of accumulated depreciation of $695 and $669, respectively)	119	136
Right-of-use asset – leases	283	324
Other long-term assets	44	73
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $10,146 and $9,525, respectively)	8,854	9,475
Deferred tax asset	3,715	3,691
Total assets	$41,587	$41,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,587	$1,501
Accrued expenses	1,977	1,769
Income tax payable	38	133
Current portion of long-term debt	870	870
Deferred revenue	5,390	5,265
Total current liabilities	9,862	9,538
Long-term debt (net of debt discount of $48 and $52, respectively)	1,473	1,686
Deferred tax liability	82	86
Interest rate swap liability	9	20
Lease liabilities – long-term	227	317
Total liabilities	11,653	11,647
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	–	–
Common stock $0.001 par value, 20,000,000 shares authorized, 3,882,144 and 3,850,435 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	4	4
Additional paid-in capital	25,240	25,005
Other accumulated comprehensive loss	(131)	(96)
Retained earnings	4,821	5,432
Total stockholders’ equity	29,934	30,345
Total liabilities and stockholders’ equity	$41,587	$41,992

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2026	2025

Revenues	$5,327	$5,476
Cost of revenues	1,376	1,203
Gross profit	3,951	4,273

Operating costs and expenses:
General and administrative	1,781	1,953
Sales and marketing	1,681	1,594
Product development	560	733
Depreciation and amortization	647	670
Total operating costs and expenses	4,669	4,950

Operating loss	(718)	(677)
Interest expense, net	(38)	(204)
Other income (expense)	24	(69)
Loss from continuing operations before income taxes	(732)	(950)
Income tax benefit	(121)	(185)
Net loss from continuing operations	(611)	(765)
Net income from discontinued operations, net of taxes	–	6,152
Net income (loss)	$(611)	$5,387

Net income (loss) from continuing operations per share – basic	$(0.16)	$(0.20)
Net income (loss) from continuing operations per share – diluted	$(0.16)	$(0.20)
Net income from discontinued operations per share – basic	$–	$1.60
Net income from discontinued operations per share – diluted	$–	$1.60
Net income (loss) per share – basic	$(0.16)	$1.40
Net income (loss) per share – fully diluted	$(0.16)	$1.40

Weighted average number of common shares outstanding – basic	3,859	3,842
Weighted average number of common shares outstanding – fully diluted	3,860	3,843

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(611)	$5,387
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on disposal of business	–	(8,974)
Depreciation and amortization	716	770
Provision for credit losses	110	277
Change in fair value of interest rate swap	(12)	–
Deferred income taxes	(25)	(941)
Stock-based compensation expense	264	280
Non-cash interest expense	4	4
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	165	(265)
Decrease (increase) in other assets	(5)	(45)
Increase (decrease) in accounts payable	87	309
Increase (decrease) in income tax payable	(95)	3,730
Increase (decrease) in accrued expenses and other liabilities	119	241
Increase (decrease) in deferred revenue	154	(26)
Net cash provided by operating activities	871	747

Cash flows from investing activities:
Proceeds from Sale of Compliance Business	–	12,000
Purchase of fixed assets	(9)	(12)
Capitalized software	(99)	(23)
Net cash provided by (used in) investing activities	(108)	11,965

Cash flows from financing activities:
Payment of principal of Note Payable	(217)	(12,739)
Payment for stock repurchase and retirement	(29)	–
Net cash used in financing activities	(246)	(12,739)

Net change in cash and cash equivalents	517	(27)
Cash and cash equivalents – beginning	3,025	4,103
Currency translation adjustment	(55)	24
Cash and cash equivalents – ending	$3,487	$4,100

Supplemental disclosures:
Cash paid for interest	$39	$223

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